Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated March 24, 2017, relating to the December 31, 2016 and 2015 consolidated financial statements of MVP REIT, Inc., which appears in this Registration Statement.  We also consent to the reference to our Firm under the caption "Experts" included in this Registration Statement and related Prospectus.

/s/ RBSM LLP

New York, NY
August 9, 2017